                                                                    EXHIBIT 4.15

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                                WARRANT AGREEMENT



                                 BY AND BETWEEN

                           NATIONAL MEDIA CORPORATION

                                       AND

                         VALUEVISION INTERNATIONAL, INC.



                           DATED AS OF JANUARY 5, 1998













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                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SECTION 1.            Warrant Certificates........................................................................1

SECTION 2.            Execution of Warrant Certificates...........................................................1

SECTION 3.            Warrant Register............................................................................1

SECTION 4.            Registration of Transfers and Exchanges.....................................................1

SECTION 5.            Warrants; Exercise of Warrants..............................................................2

SECTION 6.            Payment of Taxes............................................................................3

SECTION 7.            Mutilated or Missing Warrant Certificates...................................................3

SECTION 8.            Reservation of Warrant Shares; Rights.......................................................3

SECTION 9.            Obtaining Stock Exchange Listings...........................................................4

SECTION 10.           Adjustment of Exercise Price and Number of Warrant Shares Issuable..........................4

SECTION 11.           Fractional Interests.......................................................................13

SECTION 12.           Notices to Warrant holders.................................................................13

SECTION 13.           Notices to Company and ValueVision.........................................................14

SECTION 14.           Supplements and Amendments.................................................................15

SECTION 15.           Successors.................................................................................15

SECTION 16.           Governing Law..............................................................................15

SECTION 17.           Benefits of This Agreement.................................................................15

SECTION 18.           Counterparts...............................................................................15

                      THIS WARRANT AGREEMENT (the "Agreement") is dated as of January 5, 1998 and entered into by and between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company"), and ValueVision International, Inc., a Minnesota corporation ("ValueVision").

                      WHEREAS, the Company proposes to issue to ValueVision, or its designee, Common Stock Warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 250,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares").

                      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                      SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

                      SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                      In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                      SECTION 3. Warrant Register. The Company shall number and register the Warrant Certificates in a register as they are issued.

                      SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

                      The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                      Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants (in denominations representing a multiple of 25,000 shares). Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

                      If, at the time of the surrender of any of the Warrants in connection with any exercise, transfer, or exchange of any of the Warrants, the Company may require, as a condition of allowing such exercise, transfer or exchange that the holder or transferee of the Warrants, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act of 1933, as amended (the "Securities Act").

                      SECTION 5. Warrants; Exercise of Warrants. (a) Subject to the terms of this Agreement, at any time after August 15, 1998, each holder of the Warrants shall have the right, which may be exercised commencing at the opening of business on the foregoing date and until 5:00 p.m., New York City time, on January 5, 2003 (the "Exercise Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment to the Company of the Exercise Price (as defined below) then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on January 5, 2003 shall become null and void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                      (b) A Warrant may be exercised by surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, subject to adjustment pursuant to
Section 10, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or (ii) in the manner provided in Section 5(a).

                      Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any capital reorganization or reclassification of capital stock or consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (m) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                      The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

                      All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Warrant holders during normal business hours at its office.

                      SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involving the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or certificates for Warrant Shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                      SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                      SECTION 8. Reservation of Warrant Shares; Rights. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                      The Company shall issue, together with each Warrant Share issued upon exercise of a Warrant, one Right (as defined in the Merger Agreement) (or other securities in lieu thereof), and any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

                      The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

                      Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                      The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                      SECTION 9. Obtaining Stock Exchange Listings. The Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

                      SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a)          Adjustment for Change in Capital Stock.

                      If the Company:

                      (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                      (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or

                      (3) combines its outstanding shares of Common Stock into a smaller number of shares;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted in accordance with the formula:


                                            O
                                 E' = E x  ---
                                            A


Where:

         E'=          the adjusted Exercise Price

         E =          the current Exercise Price

         O = the number of shares of Common Stock outstanding prior to such action

         A = the number of shares of Common Stock outstanding immediately after such action

                      In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision or combination, the adjustment shall become effective immediately after the effective date of such corporate action.

                      If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

                      Such adjustment shall be made successively whenever any event listed above shall occur.

         (b)          Adjustment for Rights Issue.

                      If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 10(f)) per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:


                                                   N x P
                                               O + -----
                                                    M
                                     E' = E x  ------------
                                                  O + N
where:

     E'=  the adjusted Exercise Price.

     E=   the current Exercise Price.

     O=   the number of shares of Common Stock outstanding on the record date.

     N= the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.

     P= the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

     M=   the Current Market Price per share of Common Stock on the record date.

                      The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, (i) not all rights, options or warrants shall have been exercised, or (ii) the exercise price per share for which shares of Common Stock are issuable pursuant to such rights, options or warrants shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then, the Exercise Price shall be immediately readjusted to what it would have been if, in the case of clause (i) above, "N" in the above formula had been the number of shares actually issued or, in the case of clause (ii) above, "P" in the above formula had been the exercise price per share, as so increased or decreased, as the case may be.

         (c)      Adjustment for Other Distributions.

                      If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                         M - F
                                E' = E x -----
                                           M


where:

     E'=  the adjusted Exercise Price.

     E=   the current Exercise Price.

     M= the Current Market Price per share of Common Stock on the record date mentioned below.

     F= the Fair Market Value (as defined in Section 10(f)) on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10 or distributions of business units of the Company covered by subsection (n) of this Section 10.

         (d)      Adjustment for Below Market Issuances of Common Stock.

                  If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:


                                              P
                                         O + ---
                                              M
                                E' = E x -----------
                                              A


where:


     E'=  the adjusted Exercise Price.

     E=   the then current Exercise Price.

     O= the number of shares outstanding immediately prior to the issuance of such additional shares.

     P= the aggregate consideration received for the issuance of such additional shares.

     M= the Current Market Price per share on the date of issuance of such additional shares.

     A= the number of shares outstanding immediately after the issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (b) and (c) of this Section 10,

                  (2)      the exercise of the Warrants, or

                  (3) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock for which rights or warrants an adjustment has been made pursuant to Section 10(b) or
         Section 10(e),

         No duplicative adjustment shall be made in the event of a right, warrant or convertible or exchangeable security requiring an adjustment hereunder and the subsequent exercise or conversion of such right, warrant or convertible or exercisable security.

         (e) Adjustment for Below Market Issuances of Convertible or Exchangeable Securities.

                  If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share on the date of issuance of such convertible or exchangeable securities, the Exercise Price shall be adjusted in accordance with this formula:


                                                 P
                                            O + ---
                                                 M
                                  E' = E x --------
                                            O + D

where:

     E'=  the adjusted Exercise Price.

     E=   the then current Exercise Price.

     O= the number of shares outstanding immediately prior to the issuance of such convertible or exchangeable securities.

     P= the aggregate consideration received for the issuance of such convertible or exchangeable securities.

     M= the Current Market Price per share on the date of issuance of such convertible or exchangeable securities.

     D= the maximum number of shares deliverable upon conversion or in exchange for such convertible or exchangeable securities at the initial conversion or exchange rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If (i) all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, or (ii) the exercise price per share for which shares of Common Stock are issuable pursuant to such securities shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall promptly be readjusted in accordance with the formula in this Section 10(e) to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of, in the case of clause (i) above, the actual number of shares of Common Stock issued upon conversion or exchange of such securities or, in the case of clause (ii) above, the exercise price per share, as so increased or decreased, as the case may be.

         (f)      Certain Definitions.

                  (1)      Current Market Price.

                  In subsections (b), (c), (d) and (e) of this Section 10, the current market price per share of Common Stock on any date is:

                           (i) if the Common Stock is not registered under the
                  Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Fair Market Value of the Common Stock based upon the Fair Market Value of 100% of Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant shares of the Common Stock do not constitute a majority or controlling interest in Company and assuming, if applicable, the exercise or conversion of all in-the-money warrants, convertible securities, options or other rights to subscribe for or purchase any additional shares of capital stock of Company or securities convertible or exchangeable into such capital stock; or

                           (ii) if the Common Stock is registered under the
                  Exchange Act, the average of the Quoted Prices of the Common Stock for 20 consecutive trading days immediately preceding the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock on the New York Stock Exchange ("NYSE"), or if the Common Stock is reported by Nasdaq National Market System, as reported by Nasdaq National Market System, or if the Common Stock is listed on a national securities exchange other than the NYSE, the last reported sales price of the Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock.

                  (2) Fair Market Value. Fair Market Value means the value obtainable upon a sale in an arm's length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board of Directors of the Company (the "Board") in good faith; provided, however, that if ValueVision shall dispute the Fair Market Value as determined by the Board, ValueVision may undertake to have it and the Company retain an Independent Expert. The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on the Company and ValueVision. All costs and expenses of the Independent Expert shall be borne by ValueVision unless the determination of Fair Market Value by the Independent Expert is more than 5% more favorable to Company than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be shared equally by ValueVision and Company, or more than 10% more favorable to Company than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be borne solely by Company.

                  (3) Independent Expert. Independent Expert means an investment banking firm reasonably agreeable to Company and ValueVision who does not (and whose Affiliates do not) have a financial interest in Company or any of its Affiliates.

         (g)      Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof;

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities at the date of such issuance plus the additional consideration as of the date of such issuance, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h)      When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i)      When No Adjustment Required.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  No adjustment will be made for shares issued upon the exercise of the Warrants, upon the conversion of the Demand Note, upon conversion of the Series C Convertible Preferred Stock outstanding on the date hereof (or the Series D Convertible Preferred Stock issuable in exchange therefore) or upon the exercise of the 750,000 options owned by Robert Verratti as of the date hereof.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j)      Notice of Adjustment.

                  Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

         (k)      Voluntary Reduction.

                  The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                  Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b),
(c), (d) and (e) of this Section 10.

         (l)      Notice of Certain Transactions.

                  If:

                  (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c),
         (d) or (e) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this
         Section 10;

                  (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this
         Section 10; or

                  (3)      there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m)      Reorganization of Company.

                  If the Company effects a capital reorganization or recapitalization of its capital stock or consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, then, as a condition precedent to the consummation of such transaction, lawful and adequate provisions shall be made whereby the Warrant holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or other assets which the holder of a Warrant would have received immediately after the reorganization, recapitalization, consolidation, merger, transfer or lease if the holder had exercised such Warrant immediately before the effective date of the transaction, and in any case appropriate provision shall be made with respect to the rights and interests of the holders thereof to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, transfer or lease, unless, prior to the consummation thereof, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into and deliver to the holders of Warrants at the last address thereof appearing on the books of the Company, a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

                  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                  If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 10 do not apply.

         (n)      [Intentionally Omitted]

         (o)      When Issuance or Payment May Be Deferred.

                  In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (p)      Adjustment in Number of Shares.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:


                                            E
                                  N' = N x ---
                                            E'


where:

     N'= the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N= the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price immediately prior to adjustment.

     E'= the adjusted Exercise Price.

     E=  the Exercise Price immediately prior to adjustment.

         (q)      Form of Warrants.

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Price (as defined in Section 10(f)) on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                  SECTION 12. Notices to Warrant holders. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company shall promptly thereafter
(i) cause to be filed with the Secretary of the Company a certificate of the Chief Operating Officer and Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall, absent manifest error, be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments and a copy of such certificate by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a)
of Section 10 hereof); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10; or

                  (f) the Company proposes to participate in any transaction described in either Section 10(m) or Section 10(n);

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 10 business days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                  SECTION 13. Notices to Company and ValueVision. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                  if to the Company, initially at Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania 19103, Attention:
         General Counsel and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13, with a copy to Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 1401 Walnut Street, Philadelphia, Pennsylvania 19102, Attention: Stephen T. Burdumy, Esq.

                  Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the following address:

                  if to a registered holder of any Warrant Certificate, at the most current address given by such holder to the Company in accordance with the provisions of this Section 13, which address initially is, with respect to ValueVision, 6740 Shady Oak Road, Eden Praire, Minnesota 55344-3433, Attention: General Counsel, with a copy to Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071,
         Attention: Michael Sturrock, Esq.


                  SECTION 14. Supplements and Amendments. This Agreement may be supplemented or amended from time to time subject to approval by the parties hereto.

                  SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

                  SECTION 16. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

                  SECTION 17. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

                  SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                            NATIONAL MEDIA CORPORATION



                                            By:
                                               ---------------------------------
                                                Title:







                                            VALUEVISION INTERNATIONAL, INC.
                                            (OR ITS DESIGNEE)



                                             By:
                                                --------------------------------
                                                 Title:


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